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                                                                      EXHIBIT 11

                               COMNET CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                 (IN THOUSANDS)
                                   UNAUDITED


                                                                                            For the Three Month Period
                                                                                                  Ended June 30,
                                                                                         ---------------------------------

                                                                                            1997               1996
                                                                                           (FY98)             (FY97)
                                                                                         --------------    ---------------
 Net earnings (loss)                                                                     $        (909)    $         (165)
      Less: Preferred Stock Dividend                                                               (44)               (44)

                                                                                         ==============    ===============
 Primary earnings (loss)                                                               (A)        (953)              (209)
                                                                                         ==============    ===============
      Plus: Preferred Stock Dividend                                                                44                 44


                                                                                         ==============    ===============
 Fully diluted earnings (loss)                                                         (B)        (953)              (209)
                                                                                         ==============    ===============

 Weighted average shares outstanding                                                   (C)       3,272              3,262
 Dilutive common stock equivalents for primary
      earnings per share (1)                                                                     - - -              - - -
                                                                                         --------------    ---------------

 Weighted average shares and common equivalent shares outstanding for primary earnings per share

                                                                                                 3,272              3,262
                                                                                         ==============    ===============

 Additional equivalent shares assuming full
      dilution                                                                                  - - -              - - -
                                                                                         --------------    ---------------

 Weighted average shares and common equivalent
      shares for fully diluted earnings (loss) per
      share                                                                            (D)       3,272              3,262
                                                                                         ==============    ===============

 Earnings (loss)  per share
   Primary                                                                        (A)/(C)$       (0.29)    $        (0.06)
                                                                                         ==============    ===============

   Fully Diluted (2)                                                              (B)/(D)$       (0.29)    $        (0.06)
                                                                                         ==============    ===============

(1) Common stock equivalents not presented in computation of loss per share due to anti-dilutive effect.

(2) Not presented on the Consolidated Statements of Earnings because fully diluted earnings per share had a differential less than 3% of primary earnings per share.





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